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As filed with the Securities and Exchange Commission on November 20, 2001.

Registration No. 333-83753

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

TICKETMASTER
(fka TICKETMASTER ONLINE-CITYSEARCH, INC.)
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	95-4546874 (IRS Employer Identification Number)

3701 Wilshire Boulevard
Los Angeles, California 90010
(213) 381-2000
(Address Including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)

John Pleasants
Chief Executive Officer
3701 Wilshire Boulevard
Los Angeles, California 90010
(213) 381-2000
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copy to:

Bradley K. Serwin
Deputy General Counsel
Ticketmaster
3701 Wilshire Boulevard
Los Angeles, California 90010
(213) 381-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the exchange offer pursuant to the registration rights agreement described in the enclosed prospectus have been satisfied or waived.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

DEREGISTRATION OF SECURITIES

    Ticketmaster (the "Registrant") registered 2,574,233 shares of its Class B Common Stock on this Registration Statement, initially filed with the Securities and Exchange Commission on July 26, 1999. As of the date of this Post-Effective Amendment No. 1, the Registrant believes that, of the 2,574,233 shares originally registered, all shares of Class B Common Stock have been sold pursuant to this Registration Statement. The Registrant hereby files this Post-Effective Amendment No. 1 for the purpose of deregistering any and all remaining shares of Class B Common Stock registered pursuant to this Registration Statement which were not sold pursuant to such Registration Statement.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California, on the 20th day of November, 2001.

TICKETMASTER

By:	/s/ JOHN PLEASANTS John Pleasants Chief Executive Officer

POWER OF ATTORNEY

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN PLEASANTS John Pleasants	Chief Executive Officer (Principal Executive Officer) and Director	November 20, 2001
/s/ THOMAS MCINERNEY* Thomas McInerney	Chief Financial Officer, Executive Vice President, Finance and Treasurer (Principal Financial and Accounting Officer)	November 20, 2001
/s/ TERRY BARNES Terry Barnes	Director	November 20, 2001
/s/ BARRY DILLER* Barry Diller	Director	November 20, 2001
/s/ VICTOR A. KAUFMAN* Victor A. Kaufman	Director	November 20, 2001
/s/ ALAN SPOON* Alan Spoon	Director	November 20, 2001
*By:	/s/ BRADLEY K. SERWIN
	Bradley K. Serwin Attorney-in-fact	November 20, 2001

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POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-4 REGISTRATION STATEMENT Under THE SECURITIES ACT OF 1933
DEREGISTRATION OF SECURITIES
SIGNATURES
POWER OF ATTORNEY